UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[x] Definitive Information Statement

---------------------------------------------------------------------------
                              AP HENDERSON GROUP

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)

(1)    Title of each class of securities to which transaction applies:
       ____________________________________________________________________

(2)    Aggregate number of securities to which transaction applies:
       ____________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ____________________________________________________________________

(4)    Proposed maximum aggregate value of transaction:
       ____________________________________________________________________

(5)    Total fee paid:
       ____________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



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(1)    Amount Previously Paid:
       ____________________________________________________________________

(2)    Form, Schedule or Registration Statement No.:
       ____________________________________________________________________

(3)    Filing Party:
       ____________________________________________________________________

(4)    Date Filed:
       ____________________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

        The shareholders listed in Exhibit 99.1, representing 63% of the 49,018,724 common shares in the capital stock currently issued and outstanding have voted to approve the merger transaction disclosed below, and therefor a further vote by shareholders is not required either under State or Federal law.


ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A (17 CFR 240.14A-101.)

        On August 26, 2005 AP Henderson Group (APHG.PK) ("AP Henderson") entered into a Letter of Intent with Slideview Corporation ("Slideview Nevada"), A Nevada Corporation, to commercialize the Slideview patents currently held by AP Henderson's wholly owned subsidiary, Slideview Corp. of Oklahoma ("Old Slideview"). Old Slideview's patents create an innovative multi-screen laptop notebook Computer screen design called "X-PANELS"tm. A Form 8-K Report was filed on August 30, 2005 describing the terms of this proposed transactions.

        Subsequently, after consultation with advisors to both AP Henderson and Slideview Nevada, the parties determined to restructure the transaction so that Old Slideview will be spun off from AP Henderson, and Old Slideview will merge into Slideview Nevada, creating "New Slideview." ("Merger Transaction"). Originally the transaction had been structured as an asset purchase from AP Henderson to Slideview Nevada. The consideration and terms of the proposed transaction as described in the August 30, 2005
8-K Report essentially remain the same, other than the revision in structure.

        Accordingly, the AP Henderson Board and Slideview Nevada have executed a Merger and Plan of Reorganization, dated November 17, 2005 to consummate the Merger Transaction, and this action has been authorized by a majority of the common shareholders of AP Henderson entitled to vote. A copy of the Merger and Plan of Reorganization is set forth in the AP Henderson Group Form 10-QSB/A, as amended on December 23, 2005. Each of the Board of AP Henderson and said majority shareholders believe the Merger Transaction is in the best interests of all AP Henderson shareholders because the Merger Transaction will allow a better opportunity to raise capital to commercialize the Slideview patents and give additional registered or free trading stock of Slideview Corporation to AP Henderson shareholders. The Management of New Slideview has committed to raise an initial funding of $1 to 3 million, although there are currently no commitments of capital and no assurance that such funds can be raised. The funding will be used to build the Slideview prototype, and engage in manufacturing and distribution of Slideview technology.


        In this regard, New Slideview and AP Henderson intend to file a petition pursuant to Section 3(a)(10) of the 1933 Securities Act to obtain a declaratory judgment from the state court of California that the Merger Transaction is fair. Upon the obtaining of such a declaratory judgment, management of both New Slideview and AP
Henderson have been advised that securities that will be issued to AP Henderson shareholders in the Merger Transaction will be exempt from registration under the Securities Act of 1933 ("1933 Act").
Section 3(a) (10) of the 1933 Act provides as follows:

        "Except with respect to a security exchanged in a case under Title 11 of the United States Code, any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court, or by any official or agency of the United States, or by any State or Territorial banking or insurance commission or other governmental authority expressly authorized by law to grant such approval".

        The Material Terms of the Merger Transaction are as follows. At Closing of the Merger Transaction, AP Henderson will spin off Old Slideview into a separate corporation and Old Slideview will merge into Slideview Nevada, creating New Slideview. In consideration of this transaction, each current shareholder of AP Henderson would be entitled to receive, on a pro rata basis, one share of the voting common stock of New Slideview for each voting common share of AP Henderson owned at the time of the closing of the Merger Transaction. Each Shareholder of AP Henderson will also be entitled to receive one warrant to purchase the common stock of New Slideview for each four shares of AP Henderson common stock owned at the time of the closing of the Asset Purchase Agreement. The strike price of the warrants shall be no lower than $0.50 and no higher than $1.25, as shall be determined in good faith by the Board of Directors of New Slide View. The New Slideview common stock and warrants to be issued in consideration of this transaction may be issued into a trust or held in escrow for the benefit of AP Henderson stockholders pending either the registration of such stock with the Securities and Exchange Commission or the determination that such stock and warrants are exempt from registration under the federal securities laws as expected by AP Henderson under the Section 3(a) (10) proceeding to be pursued in California state court.

        Management of New Slideview will consist of Raymond Robin (CEO) and Chris McDonald (President and Director of Marketing and Sales).
Chris McDonald was the co-founder and co-developer of the original Slideview technology. Two appointees by AP Henderson shareholders will serve as minority directors on the New Slideview Board. Certain AP Henderson shareholders, officers and directors of AP Henderson will lock up their stock for eighteen months and give limited proxy rights to the management of New Slideview. Donald Sprague, currently a director of AP Henderson Group, will consult to new Slideview for an initial period to be determined.

       Under the Merger Agreement, 8 million shares of common stock will be issued to New Slideview management, initial key employees and key consultants. Warrants to purchase 3.5 million shares of New Slideview common stock will also be issued to New Slideview management and key employees. New Slideview may also establish an employee benefit plan holding approximately 2.5 millions shares of New Slideview common stock.
A copy of the Plan of Reorganization and Merger is set forth in the Company's 10-QSB/A as amended on December 23, 2005.

        In the fairness hearing, AP Henderson shall ask that approximately 5,000,000 common shares issued by AP Henderson, and currently in dispute as shares issued for which no actual consideration was paid by a former officer of AP Henderson who was discharged (As disclosed in the Report on Form 8-K filed with the Securities and Exchange Commission on _________, 2005) be held in escrow until the dispute is resolved. The owners of the shares are as follows:

Hong J. Qing            700,000 shares
Xu Wen                  300,000 sgares
Zhang P. Juan           333,000 shares
Gong J. Kun             333,500 shares
Gong Z. Yu              333,500 shares
Xu Z. Ji              1,000,000 shares
Bao Cheng Han         2,000,000 shares

ITEM 3. INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
        UPON

         (a) Describe briefly any substantial interest, direct or indirect, by security holdings or otherwise, of each of the following persons in any matter to be acted upon, other than elections to office:

                  (1) each person who has been a director or officer of the
                      registrant at any time since the beginning of the last fiscal year.

                      The Board of Directors has nominated Donald Sprague Vice-President of AP Henderson to represent the interests of the company as a Director of New Slideview. Mr. Sprague, at New Slideview's expense, will also be a Consultant to New Slideview, to provide continuity in the commercial exploitation of the patents. Mr. Sprague will recieve the compensation disclosed on page 5 below.

                  (2) each nominee for election as a director of the
                      registrant;



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                  (3) each associate of any of the foregoing persons.


Each director and officer of AP Henderson Group, as will every shareholder of AP Henderson will receive one share of New Slideview stock for every share of AP Henderson stock held at Closing of the Merger Transaction and will receive one warrant to purchase New Slideview stock for every four shares of AP Henderson stock held at Closing.

The current shareholdings of officers and directors of AP Henderson since the beginning of this last fiscal year are as follows. Each, except Erik Nelson has voted to approve the merger as described herein:






Richard Henry  Director                 15,329,000

Donald Sprague Director                  2,897,225
and Vice President

Han Bae Yue, Director                    3,364,438

Erik Nelson,
Former President                           916,666

Ming Han
President                                1,515,500

Yan Quan Wang,
Chief Financial Officer                  1,197,606



Mr. Nelson has neither approved nor disapproved of the transaction.


           Additionally, Donald Sprague has entered into a consulting contract with New Slideview under which he will receive $5,000 a month for a period of one year. Mr. Sprague will also receive 500,000 shares of voting common stock plus 1.5 million warrants (500,000 shares exercisable at $0.25, 500,000 shares exercisable at $0.75 and 500,000 shares exercisable at $1.00). Mr. Sprague will also receive 500,000 additional shares of voting common stock after 6 months of service, and such shares shall be registered. Mr. Sprague has given notice that he intends to resign as an officer and director of AP Henderson upon Closing of the Merger Transaction. Mr. Sprague will serve for a year as a director on New Slideview's Board and will represent the interests of AP Henderson shareholders on such Board.

         (b) Give the name of any director of the registrant who has informed the registrant in writing that he intends to oppose any action to be taken by the registrant at the meeting and indicate the action which he intends to oppose.

NONE


ITEM 4. PROPOSALS BY SECURITY HOLDERS

NONE

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If one annual report or information statement is being delivered to two or more security holders who share an address, furnish the following information in accordance with (section) 240.14a-3(e)(1):

     Only one annual report or information statement is being delivered to multiple security holders sharing an address unless the registrant has received contrary instructions from one or more of the security holders.

     Shareholders wishing to receive multiple copies of an annual report or information statement to the same address should contact the Company's transfer agent in writing at:

     Pacific Stock Transfer
     500 E. Warm Springs Road,  Suite # 240
     Las Vegas,  NV. 89119

                  REPORTS INCORPORATED BY REFERENCE


     Form 8-K filed August 30, 2005

     Form 10-QSB/A, amended, as filed on December 23, 2005, a copy of which is appended to this Schedule 24, which has appended to it the full text of the Merger Agreement.

EXHIBITS

    99.1 December 5, 2005 Board of Directors Resolution

    99.2 December 5, 2005 Shareholders Action by Majority Consent in Lieu of Meeting


                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned directors hereunto duly authorized.



AP HENDERSON GROUP

/s/Richard Henry
-------------------------
Richard Henry


/s/Han Ming
-------------------------
Han Ming


/s/Donald Sprague
-------------------------
Donald Sprague


/s/Wang Yan Quan
-------------------------
Wang Yan Quan


/s/Han Bao Cheng
-------------------------
Han Bao Cheng

                                  EX 99.1

                             AP HENDERSON GROUP

                         ACTION BY WRITTEN CONSENT

                  IN LIEU OF MEETING OF THE STOCKHOLDERS

        The undersigned, being the stockholders of AP Henderson Group, a Nevada corporation (the "Corporation"), in lieu of special meeting hereby take the following actions and adopt the following resolutions by written consent, pursuant to 78.320 of the Nevada Revised Statutes, to take effect as set forth herein, and hereby direct the Secretary of the Corporation (the "Secretary") to make this instrument a part of the records of the Corporation.



       WHEREAS, the undersigned stockholders, after reasonable and sufficient review, deem it in the best interests of the Corporation to enter into the Plan of Reorganization and Merger executed by the Company's officers with Slideview Corporation of Nevada on November 17, 2005,

       NOW THEREFORE, be it

       RESOLVED that Plan of Reorganization and Merger executed by the Company's officers with Slideview Corporation of Nevada on November 17, 2005, is hereby approved and the Board of Directors and Officers of the Corporation are hereby authorized to take any necessary steps to consummate the transactions set forth therein.



       IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first indicated above.



Shares Owned:  15,329,000                       RICHARD HENRY
                                                /s/Richard Henry
Date:   December 5, 2005



Shares Owned:   1,515,500                       HAN MING
                                                /s/Han Ming
Date:   December 5, 2005



Shares Owned:   2,897,225                       DONALD SPRAGUE
                                                /s/Donald Sprague
Date:   December 5, 2005

Shares Owned:  3,364,438                        HAN BAO YUE
                                                /s/Han Bao Yue
Date:   December 5, 2005


Shares Owned:  1,197,606                        WANG YAN QUAN
                                                /s/Wang Yan Quan

Date:   December 5, 2005


Shares Owned:  2,000,000                        HAN BAO CHEN
                                                /s/Han Bao Chen
Date:   December 5, 2005


Shares Owned:  1,350,000                        ZUYAN GUAN
                                                /s/Zuyan Guan
Date:   December 5, 2005


Shares Owned:    626,225                        CHRIS MACDONALD
                                                /s/Chris MacDonald

Date:   December 5, 2005


Shares Owned:    600,000                        CHRISTINA HSU
                                                /s/Christina Hsu
Date:   December 5, 2005


Shares Owned:  1,000,000                        DOUG CARR
                                                /s/Doug Carr
Date:   December 5, 2005

                                   EX 99.2

               UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS

                         OF AP HENDERSON GROUP


December 5, 2005



         By unanimous consent of all Board members of AP Henderson Group, after due review and consideration of issues the best interests of all AP Henderson Shareholders, it is hereby

                 RESOLVED, that the Plan of Reorganization and Merger executed by the Company's officers with Slideview Corporation of Nevada on November 17, 2005 is hereby ratified and approved.



APPROVED:

/s/                                          /s/
----------------------------------           ----------------------------
Richard Henry                                Donald Sprague


/s/
----------------------------------
Han Ming

                                             /s/
                                             ----------------------------
                                             Wang Yan Quan

/s/
----------------------------------
Han Bao Cheng




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